                                                                EXHIBIT 10.25(b)


                             ASSIGNMENT OF INTEREST
                             ----------------------

          This Assignment of Interest is entered into effective the 10th day of December, 1988, by and between Far West Capital, Inc., a Utah Corporation with its principal place of business at 1135 East South Union Avenue, Midvale, Utah 84047, ("Assignor") and 1-A Enterprises, a Nevada General Partnership with its principal place of business at 1135 East South Union Avenue, Midvale, Utah 84047, ("Assignee").

                                    RECITALS
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          A.  Assignor has acquired the rights to buy, own and operate turnkey an electricity generating facility comprised of two Ormat Energy Converter ("OEC") units with a gross capacity of approximately 2 MW to use geothermal fluids previously pumped and utilized by an existing plant to generate electricity (the "1-A Expansion") pursuant to an Amended Purchase Agreement (and Exhibits) dated December 31, 1987, by and between Ormat Energy Systems, Inc. ("Ormat") as Seller and Far West Capital, Inc. as Buyer, a copy of which is attached hereto as "Attachment A."

          B. In acquiring the right associated with the 1-A Expansion, Assignor was acting as the developer of the 1-A Expansion and as such as the agent for Assignee pursuant to the Agreement Re Acquisition of 1-A Expansion to the Steamboat Nevada Geothermal Power Plant dated January 21, 1988, a copy of which is attached hereto as Attachment "B."
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          C.  Assignor, having completed the duties as developer, now desires to assign, transfer, grant and convey each and every such right, title and interest in the said 1-A Expansion thus acquired to Assignee together with any and all obligations associated therewith.

          D. Assignee desires to become the owner of the said 1-A Expansion and to accept and receive such rights, title and interest and assume such obligations associated therewith.

          NOW THEREFORE, based on the foregoing and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1. Assignor hereby assigns, transfers, grants, conveys, and quit claims to Assignee all of its right, title and interest in and to the above said 1-A Expansion including without limitation all right, title and interest acquired by Assignor pursuant to the said Amended Purchase Agreement (and Exhibits) dated December 31, 1987, a copy of which is attached hereto as Attachment "A" and made a part hereof, together with any and all obligations associated therewith, all in accordance with the terms of this Agreement and the said Amended Purchase Agreement (and Exhibits), which Assignment also includes, but is not limited to, all of Assignor's right, title and interest in and to:

                                      -2-
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        a.  The Long-Term Agreement for the Purchase and Sale of Electricity
            Between Sierra Pacific Power Company and Far West Capital, Inc. dated October 29, 1988, a copy of which is attached hereto as Attachment "C" and made a part hereof;

        b. The Special Facilities Agreement by and between Sierra Pacific Power Company and Far West Capital, Inc. dated October 29, 1988, a copy of which is attached hereto as Attachment "D" and made a part hereof;

        c. The Geothermal Resources Sublease by and between Far West Hydroelectric Fund, Ltd. and Far West Capital, Inc. originally dated June 1, 1988, and subsequently revised as of October 28, 1988, and amended by Amendment to Geothermal Resource Sublease to become effective as of June 1, 1988, and amended by Second Amendment to Geothermal Resources Sublease entered into as of June 1, 1988, all of which is intended to be revised and restated by a Revised and Restated Geothermal Resources Sublease.

        d. The Operating Agreement by and Between Ormat Energy Systems, Inc., and Far West Capital, Inc. dated November 1, 1988, a copy of which is attached hereto as Attachment "F" and made a part hereof.

        2. Assignment hereby accepts and receives the foregoing assignment, transfer and conveyance and hereby assumes any and all obligations associated therewith and does hereby undertake

                                      -3-
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and agree to perform all of the said obligations of Assignor under and pursuant to the said Amended Purchase Agreement (and Exhibits) attached hereto as Attachment "A" and the said Agreements attached hereto as Attachments B, C, D, E, and F, and to comply with all the terms and conditions thereof from and after the date hereof, all in accordance with the terms of this Agreement and the terms contained therein and agrees to indemnify and hold Assignor harmless from any claims, losses, suits or expenses associated therewith arising from any claim that Assignor has failed to perform any obligations of Assignor under any of the Attachments hereto.


     IN WITNESS WHEREOF, the parties have executed this Assignment of Interest as of the day and year first above written.

                                        ASSIGNOR:
                                        FAR WEST CAPITAL, INC.

                                        By: /s/ Alan O. Melchior
                                           --------------------------
                                           Its: President
                                               ----------------------

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                                        ASSIGNEE:

                                        1-A ENTERPRISES



                                        ______________________________
                                        General Partner



                                        ______________________________
                                        General Partner



                                        ______________________________
                                        General Partner

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